Exhibit 99.1
Phoenix Technologies Reports
Fiscal 2010 Third Quarter Financial Results
Company Achieves GAAP Net Income from Continuing Operations of $10.4 Million, or $0.30 per Share; Company Reduces Operating Expenses by 27% Year-over-year;
Improves Cash Position to $39.9 Million
MILPITAS, CA. — August 2, 2010 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software (CSS), today announced financial results for the fiscal 2010 third quarter ended June 30, 2010.
Third Quarter Fiscal 2010 Financial Highlights
•	Total revenues from continuing operations of $13.7 million, compared with $16.4 million for the third quarter of fiscal 2009.

•	GAAP net income from continuing operations was $10.4 million, or $0.30 per share, which included a $12.4 million net gain on divestiture of products and services related to the strategic sale of Phoenix’s non-core assets. This compares with a GAAP net loss from continuing operations of ($5.5) million, or ($0.19) loss per share in the third quarter of fiscal 2009.

•	Total operating expenses for the third quarter of fiscal 2010 decreased 27% from $17.5 million to $12.9 million, compared with the third quarter of fiscal 2009.

•	Cash and cash equivalents balance of $39.9 million as of June 30, 2010, compared with $35.1 million as of September 30, 2009 and $25.3 million as of March 31, 2010.
In the second quarter of fiscal 2010, Phoenix began classifying revenues and expenses related to its eSupport business operations as discontinued operations. Accordingly, Phoenix’s financial statements have been reclassified for all periods presented to reflect the current discontinued operations treatment. The FailSafe products and HyperSpace assets do not qualify as separate business operations, and related revenues and expenses therefore continue to be reflected in continuing operations. Phoenix sold the intellectual property and certain other assets for all three aforementioned products and services in the fiscal 2010 third quarter.
“We have made exceptional progress with our CSS-focused strategy to date,” said Tom Lacey, President and Chief Executive Officer of Phoenix. “We secured $16.2 million in net proceeds from our non-core asset divestitures and reduced our GAAP operating expenses by 27% from the corresponding quarter of prior fiscal year 2009. With these divestitures completed, we have considerably strengthened our balance sheet with $39.9 million in cash to support our anticipated growth.

“We have already made significant inroads with our advanced Phoenix SecureCore Tiano™ product offering. We secured more than 50 new SecureCore Tiano design wins during the quarter with active engagement on an additional 80+ design win prospects. While these gains were not reflected as revenue during the period, we expect these wins to translate to revenue growth and share gains in fiscal 2011.
“Since returning to our CSS focus, restoring the Company’s financial health and achieving sustained profitability has been our primary objective. With a right-sized cost structure in place, we expect our planned increase in sales to continue to translate directly to our bottom line. We believe that additional upside potential exists with our ‘beyond the core’ initiatives and we continue to make progress toward unlocking the value of our intellectual property portfolio. Our plans to enter new plug-in and embedded markets that complement our core CSS business continue to represent opportunities for supplementing our longer-term growth objectives without compromising our disciplined cost containment approach and profit maximization objectives,” Mr. Lacey concluded.
Third Quarter Fiscal 2010 Financial Summary
Total revenues from continuing operations for the third quarter of fiscal 2010 ended June 30, 2010 were $13.7 million, compared with $16.4 million for the third quarter of fiscal 2009 ended June 30, 2009.
Gross margin from continuing operations for the third quarter of fiscal 2010 was $11.4 million. This compares with gross margin from continuing operations of $13.8 million for the third quarter of fiscal 2009.
For the third quarter of fiscal 2010, Phoenix’s research and development expense decreased by 31% from $8.9 million to $6.1 million, sales and marketing expenses decreased by 24% from $3.6 million to $2.7 million, and general and administrative expenses decreased by 33% from $4.6 million to $3.1 million, all compared with the same period in the prior fiscal year.
Total operating expenses for the third quarter of fiscal 2010 decreased 27% from $17.5 million to $12.9 million, compared with the third quarter of fiscal 2009. During the third quarter of fiscal 2010, Phoenix completed its restructuring initiatives to align its cost structure with its core business, which included a restructuring and asset impairment charge of $0.9 million. In the third quarter of fiscal 2009, Phoenix incurred a $0.4 million restructuring and asset impairment charge related to the closure of offices in Tel Aviv, Israel and Hyderabad, India.
GAAP operating loss from continuing operations for the third quarter of fiscal 2010 was ($1.4) million, compared with GAAP operating loss of ($3.7) million for the third quarter of fiscal 2009.

Non-GAAP operating income from continuing operations for the third quarter of fiscal 2010 was $0.1 million, compared with non-GAAP operating loss of ($1.0) million for the third quarter of fiscal 2009.
Net income from continuing operations for the third quarter of fiscal 2010 on a GAAP basis was $10.4 million, or $0.30 per share, compared with a net loss of ($5.5) million, or ($0.19) loss per share, in the comparable year-ago period.
Non-GAAP net loss from continuing operations for the third quarter of fiscal 2010 was ($0.4) million, or ($0.01) loss per share, compared with non-GAAP net loss of ($2.9) million, or ($0.10) loss per share for the third quarter of fiscal 2009. Non-GAAP figures for the fiscal 2010 period exclude a gain of $12.4 million in other income based on the completed strategic sales of its non-core assets related to FailSafe, Phoenix Freeze and HyperSpace.
The Company’s cash and cash equivalents balance as of June 30, 2010 was $39.9 million, compared with $35.1 million as of September 30, 2009 and $25.3 million as of March 31, 2010.
Guidance
Phoenix Technologies has refined its guidance range to reflect third quarter reported results and expectations for the remainder of the year. Phoenix currently expects revenue for the second half of fiscal 2010 to be approximately $27 to $28 million with non-GAAP operating income of $1.0 to $2.0 million.
“We remain confident in our growth prospects,” said Mr. Lacey. “Having been at the Company for five months, we now have a firmer grasp on our near- and long-term revenue opportunities and have strengthened our internal process for projecting our business. We remain focused on creating sustainable profitability and additional shareholder value.”
Conference Call
President and Chief Executive Officer Tom Lacey and Chief Financial Officer Robert Andersen will also host an investment community conference call today beginning at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the results and the progression of the Company’s strategic focus on growing its core BIOS business and adjacent market opportunities. To participate in the conference call, please dial 1-877-941-2321 or 1-480-629-9714. Investors may also access a live audio web cast of this conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm.
A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available for 90 calendar days. An audio replay will also be available approximately one hour after the conclusion of the call and will be made available through Monday, August 16, 2010. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access ID number 4334801.

About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — Phoenix SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore Tiano, Embedded BIOS, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
To be added to the Company’s email distribution for future news releases, please send your request to phoenix@tpg-ir.com.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) and non-GAAP operating income (loss) from continuing operations information in this press release. The adjustments consist principally of stock-based compensation expense as required according to ASC 718; restructuring and related asset impairment charges primarily associated with workforce reduction, terminating facility lease commitments, and other exit costs related to formal restructuring plans; amortization of intangible assets; the impairment of tangible and intangible assets and goodwill; and gain on divestitures associated with the sale of Phoenix’s Freeze, FailSafe and HyperSpace intellectual property assets. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) and operating income (loss) on a GAAP basis and non-GAAP net income (loss) and non-GAAP operating income (loss) provided in the financial statements that accompany this press release.
Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, our financial performance, including revenue growth and attaining sustained profitability; our expectations for our new products; monetizing our intellectual property portfolio; product enhancements; growth opportunities and new addressable markets; and capturing CSS market share. These statements involve risk and uncertainties, including: changes in demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to maintain the average selling price of our core systems software; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks associated with any acquisition strategy that we might employ; the impact that our recent divestitures may have on our CSS business and on our relationships with our customers; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; the volatility of our stock price; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; fluctuations in our operating results and our ability to manage expenses consistent with our revenues; the effects of any software viruses or other breaches of our network security; failure to timely upgrade our information technology system; defects or errors in our products and services; consolidation in the industry in which we operate; risk associated with use of open source software; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; business disruptions due to acts of war, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; anti-takeover provisions in our charter documents; changes in our effective tax rates; and the validity of our tax positions. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Contacts:
Phoenix Technologies Ltd.
Robert Andersen
Chief Financial Officer
Tel: 408-570-1000
The Piacente Group, Inc.
Investor Relations
Brandi Floberg
Tel. 1-212-481-2050
phoenix@thepiacentegroup.com

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	September 30,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$39,909	$35,062
Accounts receivable, net of allowances	5,348	6,505
Other assets — current	1,150	2,196

Total current assets	46,407	43,763

Property and equipment, net	3,112	4,881
Purchased technology and Intangible assets, net	2,417	7,608
Goodwill	17,414	22,205
Other assets — noncurrent	1,009	3,082

Total assets	$70,359	$81,539

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,017	$1,440
Accrued compensation and related liabilities	3,294	3,433
Deferred revenue — current	14,519	20,770
Income taxes payable	1,254	4,136
Accrued restructuring charges — current	545	146
Other liabilities — current	3,072	2,989

Total current liabilities	23,701	32,914

Accrued restructuring charges — noncurrent	—	85
Deferred revenue — noncurrent	798	898
Income taxes payable — noncurrent	9,370	16,348
Other liabilities — noncurrent	2,787	2,738

Total liabilities	36,656	52,983

Stockholders’ equity:
Preferred stock	—	—
Common stock	36	36
Additional paid-in capital	258,977	257,975
Accumulated deficit	(132,608)	(137,058)
Accumulated other comprehensive loss	(515)	(344)
Less: Cost of treasury stock	(92,187)	(92,053)

Total stockholders’ equity	33,703	28,556

Total liabilities and stockholders’ equity	$70,359	$81,539

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2010	2009	2010	2009

Revenues:
License fees	$11,938	$14,445	$37,389	$41,557
Subscription fees	—	51	8	180
Service fees	1,798	1,908	5,816	6,789

Total revenues	13,736	16,404	43,213	48,526

Cost of revenues:
License fees	95	148	253	434
Subscription fees	44	37	64	197
Service fees	1,973	2,053	5,470	6,083
Amortization of purchased intangible assets	198	329	861	2,027
Impairment of purchased intangible assets	—	—	—	10,483

Total cost of revenues	2,310	2,567	6,648	19,224

Gross margin	11,426	13,837	36,565	29,302

Operating expenses:
Research and development	6,139	8,932	22,260	29,713
Sales and marketing	2,697	3,562	10,670	13,703
General and administrative	3,111	4,645	10,333	15,252
Restructuring and asset impairment	913	360	2,149	1,410
Impairment of goodwill	—	—	—	23,872

Total operating expenses	12,860	17,499	45,412	83,950

Operating loss	(1,434)	(3,662)	(8,847)	(54,648)

Interest and other income (expenses), net	12,372	(502)	12,479	103

Income (loss) from continuing operations before income taxes	10,938	(4,164)	3,632	(54,545)

Income tax (benefit) expense	490	1,383	(5,568)	3,003

Income (loss) from continuing operations	10,448	(5,547)	9,200	(57,548)

Loss from discontinued operations, net of tax	(188)	(207)	(4,750)	(12,697)

Net income (loss)	$10,260	$(5,754)	$4,450	$(70,245)

Basic earnings (loss) per share from:
Continuing operations	$0.30	$(0.19)	$0.26	$(2.02)
Discontinued operations	$(0.01)	$(0.01)	$(0.13)	$(0.44)
Net income (loss)	$0.29	$(0.20)	$0.13	$(2.46)

Diluted earnings (loss) per share from:
Continuing operations	$0.30	$(0.19)	$0.26	$(2.02)
Discontinued operations	$(0.01)	$(0.01)	$(0.13)	$(0.44)
Net income (loss)	$0.29	$(0.20)	$0.13	$(2.46)

Shares used in earnings (loss) per share calculation:
Basic	35,070	28,700	35,041	28,543
Diluted	35,138	28,700	35,083	28,543
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,	Nine months ended June 30,
	2010	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$10,260	$(6,872)	$(5,754)	$4,450	$(70,245)
Reconciliation to net cash used in operating activities:
Gain on divestiture of products and services, net	(12,238)	—	—	(12,238)	—
Depreciation and amortization	702	1,004	1,014	2,715	4,049
Stock-based compensation	429	(1,211)	2,018	965	7,572
Loss from disposal of fixed assets	351	68	128	470	124
Impairment of purchased intangible assets	—	319	—	319	11,943
Impairment of goodwill	—	3,754	—	3,754	33,213

Change in operating assets and liabilities:
Accounts receivable	(781)	(92)	(5,851)	1,146	(7,089)
Other assets	428	(18)	(532)	3,089	(678)
Accounts payable	(93)	(935)	(2)	(427)	(724)
Accrued compensation and related liabilities	(141)	635	(1,152)	(140)	(3,042)
Deferred revenue	(462)	(514)	4,935	(5,391)	6,241
Income taxes	489	396	1,775	(9,955)	2,222
Accrued restructuring charges	(81)	320	(338)	311	(499)
Other accrued liabilities	(137)	743	95	353	(793)

Net cash used in operating activities	(1,274)	(2,403)	(3,664)	(10,579)	(17,706)

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(13)	(23)	(537)	(271)	(1,996)
Proceeds from divestiture of products and services, net of expenses	16,205	—	—	16,205	—
Acquisition of businesses, net of cash acquired	—	—	—	—	(204)

Net cash provided by (used in) investing activities	16,192	(23)	(537)	15,934	(2,200)

Cash flows from financing activities:
Proceeds from stock issued under stock option and stock purchase plans	33	5	218	38	1,022
Repurchase of common stock	(31)	(81)	(12)	(133)	(99)
Principal payments under capital lease obligations	(168)	(146)	(61)	(449)	(61)

Net cash provided by (used in) financing activities	(166)	(222)	145	(544)	862

Effect of changes in exchange rates	(167)	103	346	36	232

Net increase (decrease) in cash and cash equivalents	14,585	(2,545)	(3,710)	4,847	(18,812)
Cash and cash equivalents at beginning of period	25,324	27,869	22,619	35,062	37,721

Cash and cash equivalents at end of period	$39,909	$25,324	$18,909	$39,909	$18,909

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

		Three months ended
		June 30,	March 31,	June 30,	Nine months ended June 30,
		2010	2010	2009	2010	2009

GAAP net income (loss)		$10,260	$(6,872)	$(5,754)	$4,450	$(70,245)
Less: Loss from discontinued operations (including a loss of $169 (000’s) recorded on the sale of eSupport in Q3’10)	(1)	(188)	(4,444)	(207)	(4,750)	(12,697)

GAAP net income (loss) from continuing operations		10,448	(2,428)	(5,547)	9,200	(57,548)

Equity-based compensation expense (benefit)	(2)	419	(1,243)	1,932	891	7,362

Restructuring and asset impairment	(3)	913	755	360	2,149	1,410

Amortization of purchased intangible assets	(4)	198	332	329	861	2,027

Impairment of intangible assets	(5)	—	—	—	—	10,483

Impairment of goodwill	(5)	—	—	—	—	23,872

Net gain on divestiture of products and services	(6)	(12,407)	—	—	(12,407)	—

Non-GAAP net income (loss) from continuing operations		$(429)	$(2,584)	$(2,926)	$694	$(12,394)

Non-GAAP earnings (loss) per share from continuing operations:
Basic		$(0.01)	$(0.07)	$(0.10)	$0.02	$(0.43)
Diluted		$(0.01)	$(0.07)	$(0.10)	$0.02	$(0.43)

Shares used in earnings (loss) per share calculation:
Basic		35,070	35,035	28,700	35,041	28,543
Diluted		35,138	35,035	28,700	35,083	28,543
PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS)
(in thousands)
(unaudited)

		Three months ended
		June 30,	March 31,	June 30,	Nine months ended June 30,
		2010	2010	2009	2010	2009
GAAP operating loss		$(1,434)	$(1,897)	$(3,662)	(8,847)	$(54,648)
Equity-based compensation expense (benefit)	(2)	419	(1,243)	1,932	891	7,362
Restructuring and asset impairment	(3)	913	755	360	2,149	1,410
Amortization of purchased intangible assets	(4)	198	332	329	861	2,027
Impairment of intangible assets	(5)	—	—	—	—	10,483
Impairment of goodwill	(5)	—	—	—	—	23,872

Non-GAAP operating income (loss)		$96	$(2,053)	$(1,041)	$(4,946)	$(9,494)

NOTES:

These adjustments reconcile the Company’s GAAP net income (loss) from continuing operations and operating loss to the reported non-GAAP net income (loss) from continuing operations and non-GAAP operating income (loss), respectively and also presents net earnings (loss) per share on a non-GAAP basis. The Company believes that presentation of such non-GAAP information excluding equity-based compensation, restructuring and asset impairment charges, amortization of purchased intangible assets, impairment of intangible assets and goodwill, and net gain on divestiture of products and services provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded because management believes it is useful to investors to understand how the expenses associated with the grant of stock options are reflected. Restructuring and related asset impairment charges are excluded since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, are excluded since it generally cannot be changed by management after an acquisition has occurred. Impairment of intangible assets and goodwill are excluded since management believes that these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. Net gain on divestiture of products and services is excluded since it is considered as nonrecurring as well as infrequent as the Company did not recognize a similar gain or loss within the prior two years nor it is reasonably likely to recur within the next two years. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	Beginning with the second quarter of fiscal 2010, the Company started classifying revenues and expenses related to its eSupport business operations as discontinued operations. Accordingly, Phoenix’s financial statements have been reclassified for all periods presented to reflect discontinued operations treatment. For the three months ended June 30, 2010, loss from discontinued operations of $0.2 million include expenses of $0.7 million (including loss on sale of discontinued operations of $0.2 million), offset by revenues of $0.5 million). For the three months ended March 31, 2010, loss from discontinued operations of $4.4 million include expenses of $5.1 million (including the impairment related charges for goodwill, intangible and tangible assets and costs to sell of $4.3 million), offset by revenues of $0.7 million. For the three months ended June 30, 2009, loss from discontinued operations of $0.2 million include expenses of $1.1 million, offset by revenues of $0.9 million. For the nine months ended June 30, 2010, loss from discontinued operations of $4.8 million include expenses of $6.6 million (including the impairment related charges for goodwill, intangible and tangible assets and costs to sell of $4.3 million and loss on sale of discontinued operations of $0.2 million), offset by revenues of $1.9 million. For the nine months ended June 30, 2009, loss from discontinued operations of $12.7 million include expenses of $14.6 million (including the impairment related charges for goodwill and intangible assets of $10.8 million), offset by revenues of $1.9 million.

(2)	This represents equity-based compensation expense related to the grant of stock options beginning October 1, 2005. For the three months ended June 30, 2010, equity-based compensation expense was $0.4 million, allocated as follows: $63,000 to cost of revenues, ($0.1 million) benefit to research and development, $0.2 million to sales and marketing and $0.3 million to general and administrative. For the three months ended March 31, 2010, equity-based compensation benefit was $(1.2 million), allocated as follows: $68,000 to cost of revenues, $0.5 million to research and development, $0.2 million to sales and marketing and ($2.0 million) benefit to general and administrative. For the three months ended June 30, 2009, equity-based compensation expense was $1.9 million, allocated as follows: $71,000 to cost of revenues, $0.4 million to research and development, $0.2 million to sales and marketing and $1.2 million to general and administrative. For the nine months ended June 30, 2010, equity-based compensation was $0.9 million, allocated as follows: $0.2million to cost of revenues, $0.8 million to research and development, $0.6 million to sales and marketing and ($0.7 million) benefit to general and administrative. For the nine months ended June 30, 2009, equity-based compensation was $7.4 million, allocated as follows: $0.3 million to cost of revenues, $2.0 million to research and development, $1.0 million to sales and marketing and $4.1 million to general and administrative.

The quarter ended March 31, 2008 was the first quarter during which the Company reported equity-based compensation expense in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008. In addition, in November 2009, the compensation committee of the Board approved an additional grant of 400,000 shares of the Company’s common stock to two of these senior executive officers. These stock option grants are collectively referred to as Performance Options. During the current quarter ended June 30, 2010, the Company terminated the employment of one of its senior officers and accordingly reversed previously recognized stock-based compensation cost of $0.5 million for certain awards based on market conditions, as the requisite service period was not rendered for some of the tranches associated with these awards. The net expense of $0.4 million for the three months ended June 30, 2010 includes approximately $53,000 of expense recognized on all other Performance Options and is net of $0.5 million of expense reversal. During the quarter ended March 31, 2010, the Company terminated the employment of two of its most senior executive officers and reversed previously recognized stock-based compensation cost of $2.6 million for certain similar awards based on market conditions. Since the reversal of expense exceeded the compensation expense of $1.4 million recorded on all other stock options, this resulted in net stock-based compensation benefit of $1.2 million for the quarter ended March 31, 2010. Of the $1.9 million of equity-based compensation for the three months ended June 30, 2009, $0.9 million resulted from the grant of the Performance Options. The net expense of $0.9 million of equity-based compensation for the nine months ended June 30, 2010, includes approximately $0.2 million of expense recognized on all other Performance Options and is net of $3.1 million of expense reversal. Of the $7.4 million of equity-based compensation for the nine months ended June 30, 2009, $3.5 million resulted from the grant of the Performance Options.

(3)	The Company has incurred restructuring and related asset impairment expenses, primarily due to the workforce related charges such as payments for severance and benefits, asset impairments, estimated costs of exiting and terminating facility lease commitments and other exit costs related to formal restructuring plans approved by the Board of Directors/management in fiscal years 2006, 2007 and 2009, and in the first three quarters of fiscal year 2010. For the three months ended June 30, 2010, restructuring and related asset impairment costs totaled $0.9 million, which primarily relates to the severance and other employee related costs of $0.6 million and $0.3 million for the asset impairment related restructuring charge recorded in conjunction with the consummation of sales of assets related to the Company’s FailSafe, Freeze, HyperSpace and eSupport products and services. As part of the second quarter 2010 restructuring activities, the Company eliminated 60 employee positions and decided to close its facilities in Bangalore, India and North Andover, Massachusetts. For the three months ended March 31, 2010, restructuring and related asset impairment costs totaled $0.8 million, which related mainly to the severance and other employee related costs incurred in relation to the restructuring plan announced during the second quarter of fiscal 2010 as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. As part of the second fiscal quarter 2010 restructuring activities, the Company eliminated 37 employee positions. For the three months ended June 30, 2009, restructuring and related asset impairment costs totaled $0.4 million, which relates mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the restructuring plan announced during that quarter as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. As part of these restructuring activities, the Company consolidated its development facilities in India by closing its facility in Hyderabad, India. For the nine months ended June 30, 2010, restructuring costs totaled $2.1 million, which relates mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the restructuring plans announced during the first three quarters of current fiscal year as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. For the nine months ended June 30, 2009, restructuring costs totaled $1.4 million, which related mainly to the severance and other employee related cost incurred in relation to the restructuring plans announced during the first three quarters of fiscal 2009, as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods.

(4)	This represents amortization of purchased intangible assets, principally purchased technology. For the three months ended June 30, 2010, amortization charges were $0.2 million related to the amortization of the assets acquired from the acquisition of General Software in the fourth quarter of fiscal year 2008. For the three months ended March 31, 2010, amortization charges were $0.3 million, which include $0.2 million related to the amortization of the acquired assets from the acquisition of General Software in the fourth quarter of fiscal year 2008 and $0.1 million related to the amortization of certain other acquired intangible assets. For the three months ended June 30, 2009, amortization charges were $0.3 million, which include $0.2 million related to the amortization of the acquired assets from the acquisition of General Software in the fourth quarter of fiscal year 2008 and $0.1 million related to the amortization of certain other acquired intangible assets. For the nine months ended June 30, 2010, amortization of purchased intangible assets was $0.9 million, which include $0.6 million related to the amortization of the acquired assets from General Software in the fourth quarter of fiscal year 2008 and $0.3 million related to the amortization of certain other acquired intangible assets. For the nine months ended June 30, 2009, amortization of purchased intangible assets was $2.0 million, which include $1.6 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport) and $0.4 million related to the amortization of certain other acquired intangible assets.

(5)	This represents impairment charges recorded in respect of goodwill and other intangible assets. For the nine months ended June 30, 2009, impairment charges recorded in respect of of intangible assets and goodwill were $10.5 million and $23.9 million, respectively, which included the impairments of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (except eSupport, charges in respect of which are classified under discontinued operations). There were no impairment charges recorded on intangible assets or goodwill related to the Company’s continuing operations in any other periods presented. Impairment related charges typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Impairment charges recorded by the Company in respect of goodwill and other tangible and intangible assets associated with eSupport disposal group are classified under discontinued operations (see note 1 above). Goodwill and intangible assets related impairment charges are generally unpredictable and several factors could result in further impairment of the remaining goodwill and intangible assets in the future periods.

(6)	This represents net gain of $12.4 million recognized during the three months and nine months ended June 30, 2010 upon the consummation of sales of assets related to the Company’s FailSafe ($4.0 million) and HyperSpace ($8.4 million) products and services. Net gain on divestiture of products and services is excluded since it is considered as nonrecurring as well as infrequent as the Company did not recognize a similar gain or loss within the prior two years nor it is reasonably likely to recur within the next two years. Net loss of $0.2 million recorded by the Company in respect of sale of eSupport disposal group is classified under discontinued operations (see note 1 above).